EXHIBIT 10.44


                              EMPLOYMENT AGREEMENT


THIS AGREEMENT made as of  August 7, 2000

BETWEEN: JOSEPH KARWAT,  an individual,  of 1868 Drake Dr., Oakland  California,
         U.S.A. 94911

         ("Karwat")

AND: E*COMNETRIX INC., a Canadian corporation, having its offices located at 100 Shoreline Highway, Suite 386B, Mill Valley, California,
         U.S.A., 94941

        ("ECOM" or the "Company")

WITNESSES THAT WHEREAS:

     A. ECOM entered into a Letter of Intent dated February 21, 2000, as amended, with Exstream Data, Inc. ("EDI") of Oakland, California under which ECOM agreed to acquire ECOM in a share exchange transaction (the "Acquisition"); and

     B.   Karwat is the  President  of EDI and has  entered  into an  employment
          agreement   effective  as  of  September  1,  1994,   (the   "Original
          Agreement") with EDI; and

     C. The Original Agreement terminates at will, and the parties wish to enter into this agreement (the "Agreement") to replace the Original Agreement effective upon the close of the Acquisition (the "Close" or "Closing Date");

NOW THEREFORE, in consideration of the recitals, the following agreements, the payment of One Dollar ($1.00) made by each party to the other, and other good and valuable consideration, the receipt and sufficiency of which is acknowledged by each party, the parties agree as follows:

                                   ARTICLE ONE
                                    SERVICES
     Services

     1.1 Subject to the terms and conditions herein contained, Karwat shall serve ECOM as its Chief Operating Officer and EDI as its President and Chief Executive Officer which services may include, but are not limited to, operating management of ECOM, EDI and future subsidiaries. For purposes of this agreement "operating management" is defined as management of technical infrastructure and related support systems, and internal product and service development, and service fulfilment, customer care and other back office customer support operations, and on a case by case basis the integration of the operations of acquired companies (the "Official Services"). From time to time Karwat may be asked to perform services other than the Official Services (the "Unofficial Services"). The parties specifically acknowledge and agree that the addition or deletion of Unofficial Services to the responsibilities of Karwat shall not constitute a breach of this Agreement by ECOM and shall not be construed as constructive dismissal of Karwat by ECOM. Karwat shall not be entitled to receive any additional compensation for providing Unofficial Services. Formal changes to the definition of Official Services, as contained in this Agreement, will be at the sole discretion of the Board of Directors of ECOM not to include the vote of Karwat if he is a member

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          of the  Board of  Directors  of ECOM.  Upon the Close  Karwat  will be appointed as a Director of ECOM.

     Term of Services

     1.2 The term of this Agreement will commence on the Closing Date and Karwat's employment under this agreement will be `at will'.

     Performance of Service

     1.3 Karwat will perform the work and services for ECOM from time to time in the United States of America and in such other places as ECOM may require from time to time. Karwat will not be required to relocate from the San Francisco Bay Area. During the term of the Agreement and so long as Karwat shall remain employed by ECOM or any of its operating subsidiaries, Karwat shall be entitled to the continued use of the exact physical space in which he presently maintains his office within the suite of offices occupied by ECOM at 180 Grand Avenue, Oakland, California so long as ECOM continues to occupy the space at 180 Grand Avenue, Oakland, California.

     1.4 The manner in which services are to be performed and the specific hours to be worked by Karwat shall be determined by Karwat, provided that Karwat shall work as many hours as may be reasonably necessary to fulfil Karwat's obligations under this Agreement.

     1.5 Karwat's service shall be exclusive to ECOM with respect to the business currently conducted or proposed to be conducted by ECOM and its operating subsidiaries. Notwithstanding, during the term of this Agreement, nothing shall prohibit Karwat from engaging (whether or not during normal business hours) in any other business or professional activity, whether or not such activity is pursued for gain, profit or other pecuniary advantage so long as such activity does not compete, directly or indirectly, with ECOM's business as currently conducted or proposed to be conducted; including, without limitation: (a) investing his personal assets in businesses that do not compete with ECOM's business as currently conducted or proposed to be conducted; (b) providing services as a director, consultant or advisor to businesses that do not compete with ECOM's business as conducted or proposed to be conducted; (c) purchasing securities in any corporation or other entity that do not compete with ECOM's business as currently conducted or proposed to be conducted; (d) purchasing securities in a corporation whose securities are regularly traded (provided that such purchases shall not result in his collectively owning beneficially at any time five percent (5%) or more of the equity securities of any corporation engaged in a business competitive to that of ECOM's businesses currently conducted or proposed to be conducted; and (e) engaging in charitable activities, participating in conferences, preparing or publishing papers or books or teaching.


                                   ARTICLE TWO
                                  REMUNERATION
     Compensation

     2.1 During the term of this Agreement, in consideration for the services provided by Karwat, ECOM will pay Karwat Twelve Thousand Five Hundred US dollars (US$12,500) per month, payable beginning on the next scheduled pay date subsequent to the Closing Date.

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     2.2  During the term of this Agreement  Karwat shall be entitled to similar benefits as are generally available to other employees of ECOM.

     2.3 As a condition of this Agreement ECOM shall enter into a Piggy-back Registration Rights Declaration, of the form contained in Attachment A hereto, with Karwat subsequent to the Close.

     2.4 The parties acknowledge and agree that as material inducement to enter into this Agreement that Karwat has been issued 550,000 stock options under separate agreements subject to the terms and conditions of those agreements.

     Expenses

     2.3 Karwat will be reimbursed for all travelling, office and other out-of-pocket expenses actually and properly incurred by Karwat in connection with the duties hereunder including, but not limited to, parking expenses while at the company premises, cellular phone usage, and Karwat's Lake View Club membership. For all such expenses, Karwat will furnish to ECOM statements and vouchers.


                                  ARTICLE THREE
                               KARWAT'S COVENANTS
     Service

     3.1 Subject to sections 1.3, 1.4 and 1.5, Karwat will devote his time, attention and ability to the business of ECOM and will well and faithfully serve ECOM and will use his best efforts to promote the interests of ECOM.

     Duties and Responsibilities

     3.2 Karwat will duly and diligently perform all the duties assigned to him while in the service of ECOM.

     Non-Disclosure

     3.3 (a) For the purposes of this Agreement, "Confidential Information" means information which is not generally known about processes used and products sold and services provided by ECOM, including, without limitation, information relating to research, development, design, manufacture, purchasing, accounting, engineering, marketing, merchandising, distributing, selling and servicing.



          (b) Karwat will not (either during the continuance of their service or at any time thereafter) disclose any Confidential Information to any person other than at the request of ECOM and for ECOM's purposes and shall not (either during the continuation of their service or at any time thereafter) use for his own purposes or for any purposes other than those of ECOM any such Confidential Information he may acquire in relation to the business of ECOM.


                                  ARTICLE FOUR
                                ECOM'S COVENANTS
     Hold Harmless

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     4.1  ECOM agrees to indemnify and hold Karwat  harmless with respect to any acts or omissions taken by Karwat as an officer, director, or employee of ECOM or EDI except as to any acts or omissions which Karwat knowingly and intentionally takes in violation of any applicable laws. ECOM further agrees that its duty to indemnify and hold harmless Karwat includes the obligation to pay any and all legal fees Karwat incurs as a result of any legal complaint which has been filed prior to the effective date of this Agreement against Karwat by William Perrell, an individual and shareholder of EDI. In the event a conflict of interest arises between Karwat and ECOM with respect to legal action filed by Perrell prior to the effective date of this Agreement, Karwat shall be entitled to select and retain separate legal counsel and ECOM shall continue to pay for Karwat's legal defense.


                                  ARTICLE FIVE
                             TERMINATION OF SERVICES

     Termination by ECOM for Cause or by ECOM or Karwat on Notice


     5.1 Either Karwat or ECOM may terminate this Agreement upon giving 90 days notice in writing. ECOM may terminate this Agreement by vote of its Board of Directors, not including Karwat, at any time for Cause (as that term is defined herein). If Karwat's employment is terminated for Cause, ECOM shall not be obligated to provide Karwat the severance payment set forth in Section 5.2. If Karwat terminates this Agreement, with or without notice, ECOM shall not be obligated to provide Karwat the severance payment set forth in Section 5.2.

     5.2 If Karwat's employment or association with ECOM terminates due to an Involuntary Termination Without Cause or A Constructive Termination (as those terms are defined herein) at any time after the effective date of this Agreement, Karwat shall be entitled to receive within ten days of the Involuntary Termination Without Cause or Constructive Termination, a single lump sum severance payment of One Hundred Fifty Thousand Dollars ($150,000), subject to applicable tax withholdings. In the event that ECOM terminates this Agreement under this section 5.2 Karwat will be entitled to no further compensation except as specifically set forth under this section 5.2. and for services rendered through the effective date of termination.

     5.3 Karwat shall not be required to mitigate damages or the amount of any payment provided under this Agreement by seeking other employment or otherwise, nor shall the amount of any payment provided for under this Agreement be reduced by any compensation earned by Karwat as a result of employment by another employer or by any retirement benefits received by Karwat after the date of Karwat's Involuntary Termination Without Cause Or Constructive Termination.

     5.4 "Cause" shall mean (i) conviction of any felony involving moral turpitude, dishonesty or fraud which materially harms ECOM; (ii) willful and material breach of the ECOM's written policies; or (iii) a knowing, intentional and material breach of any agreement with the ECOM including the terms of this Agreement (other than as a result of death, disability or action of the Company). Cause shall not include any act or omission undertaken or omitted to be taken by Karwat that was done so at the direction of the Board of Directors, or that he believed in good faith at the time was not illegal after reasonable inquiry; it shall be deemed reasonable and in good faith for Karwat to rely on advice provided by the Company's legal counsel, with respect to legal issues, and the Company's accountants, with respect to accounting or accounting related issues.

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     5.5  "Constructive  Termination" means that Karwat  voluntarily  terminates employment with ECOM after any of the following are undertaken without Karwat's express written consent: (i) the assignment to Karwat of any continuing duties or responsibilities that result in a material diminution or materially adverse change of his position, status or circumstances or employment; (ii) a reduction by ECOM in Karwat's salary; (iii) any failure by ECOM to maintain in effect any benefit plan in which Karwat is participating, or the taking any action by the Company that would materially adversely affect Karwat's participation in or reduce Karwat's benefits under any of such plans or deprive Karwat of any fringe benefit then enjoyed by Karwat; (iv) a relocation of Karwat's business office to a location more than 25 miles from the location at which he performed duties as of the effective date, or such other location thereafter that Karwat consents to; (v) any material breach by ECOM of this Agreement or any other agreement between Karwat and ECOM that remains uncured for twenty (20) days after written notice thereof to the Chairman or any two members of ECOM's Board of Directors; and (vi) after the failure by ECOM to obtain the assumption by any successor-in-interest or assignee of ECOM this Agreement or any other materially agreement between Karwat and ECOM relating to Karwat's employment.

     5.6 "Involuntary Termination Without Cause" means Karwat's dismissal or discharge from ECOM other than for Cause.

     Return of Property

     5.7 Upon any termination of this Agreement, Karwat will at once deliver or cause to be delivered to ECOM all books, documents, effects, money, securities, records of Confidential Information or copies thereof or other property belonging to ECOM or for which ECOM is liable to others, which is in the possession, charge, control or custody of Karwat.

     Provisions which Operate Following Termination

     5.8 Notwithstanding any termination of this Agreement for any reason whatsoever and with or without cause, the provisions of sections 3.3 and 5.3 of this Agreement and any other provisions of this Agreement necessary to give efficacy thereto will continue in full force and effect following such termination.

                                   ARTICLE SIX
                                     GENERAL
     Sections and Headings

     6.1 The division of this Agreement into Articles and Sections and the insertion of headings are for the convenience of reference only and will not affect the construction or interpretation of this Agreement.

     Benefit of Agreement

     6.2 This Agreement will enure to the benefit of and be binding upon the successors and permitted assigns of ECOM and Karwat respectively and upon the heirs, executors, administrators and legal personal representatives of Karwat. Karwat may not assign the whole or any part of their rights hereunder without the prior written consent of ECOM.

     Entire Agreement

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     6.3  This Agreement  constitutes the entire  agreement  between the parties with respect to the subject matter hereof and cancels and supersedes any prior understandings and agreements between the parties. There are no representations, warranties, forms, conditions, undertakings or collateral agreements, express, implied or statutory between the parties other than as expressly set forth in this Agreement.

     Amendments and Waivers

     6.4 No amendment to this Agreement will be valid or binding unless set forth in writing and duly executed by all of the parties hereto. No waiver of any breach of any provision of this Agreement will be effective or binding unless made in writing and signed by the party purporting to give the same and, unless otherwise provided in the written waiver, will be limited to the specific breach waived.

     Severability

     6.5 If any provision of this Agreement is determined to be invalid or unenforceable in whole or in part, such invalidity or unenforceability will attach only to such provision or part thereof and the remaining part of such provision and all other provisions hereof will continue in full force and effect.

     Notices

     6.6 Any demand, notice or other communication (a "Notice") to be given in connection with this Agreement will be given in writing and may be given by personal delivery or by registered mail addressed to the recipient as follows:

          To Karwat:                1868 Drake Drive
                                    Oakland, California, U.S.A. 94911

          To the Board of
          Directors of ECOM:        Suite 386B
                                    100 Shoreline Highway
                                    Mill Valley, California, USA 94941

         or such other address or individual as may be designated by notice by either party to the other. Any Notice given by personal delivery will be deemed to have been given on the day of actual delivery thereof and, if made or given by registered mail, on the fifth day following the deposit thereof in the mail.

     Governing Law

     6.7 This Agreement shall be deemed to have been made and executed in the State of California and shall be construed in accordance with the laws of California under the jurisdiction of the State of California and the laws of the United States applicable therein.

     Dispute Resolution

     6.8  Dispute  Resolution.   Any  dispute  under  this  Agreement  shall  be
          submitted to binding arbitration in San Rafael, California under the Rules of Arbitration of the American Arbitration Association. If

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          the parties can agree on a single arbitrator,  the arbitration will be conducted in front of such arbitrator, but if they cannot, then each side will appoint one arbitrator and those two arbitrators will in turn mutually agree on a third arbitrator and the arbitration will be conducted in front of a panel of such three arbitrators. Judgement on the arbitration award by such arbitrator(s) may be entered in any court of competent jurisdiction. Notwithstanding the foregoing, the
          parties  may  apply  to  any  court  of  competent   jurisdiction  for
          preliminary   injunctive  relief  pending  the  outcome  of  any  such
          arbitration  without  breach  of  this  arbitration   provision.   The
          prevailing party shall be entitled to recover from the other party reasonable attorneys' fees and costs incurred in connection with any such arbitration.

Counterparts

6.9 This Agreement may be executed in as many counterparts as may be necessary or by facsimile and each such facsimile or counterpart so executed will be deemed to be an original and such counterparts together will constitute one and the same instrument and notwithstanding the date of execution will be deemed to bear the date as set out on the first page of this Agreement.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

JOSEPH KARWAT

___/s/ Joseph Karwat____


E*COMNETRIX INC.


__/s/ [Illegible]________
Mark M. Smith, President


__/s/ [Illegible]________
J. Erik Mustad, CEO































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